Exhibit 10.8

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

LEASE SCHEDULE

Lease Schedule No:	001

Master Lease Agreement Dated:	November 2, 2020

Lessor:	Celsius Networks Lending LLC

Lessee:	Argo Innovation Labs Inc.

1.	GENERAL. This Lease Schedule is signed and delivered under the Master Lease Agreement identified above, as amended from time to time ("Master Lease"), between Lessee and Lessor. The Master Lease is incorporated herein by reference as if set forth at length, and Lessee and Lessor confirm that all terms and conditions of the Master Lease remain in full force and effect, except as specifically set forth herein to the contrary. Unless otherwise defined herein, capitalized terms defined in the Master Lease will have the same meanings when used in this Schedule.

2.	LEASE; EQUIPMENT DESCRIPTION. Lessor leases to Lessee, and Lessee leases from Lessor, all of the property ("Equipment") described in Schedule A-1 attached hereto. Lessee irrevocably and unconditionally agrees that the Equipment is and will be used at all times solely for commercial purposes, and not for personal, family or household purposes.

3.	LEASE TERM. The Lease Term commences on November 2, 2020 ("Acceptance Date") and ends on December 31, 2022 ("Expiration Date").

4.	RENT AND FEES. There shall be added to each rent or other payment described below all applicable Taxes as in effect from time to time.

As rent for the Equipment during the Lease Term, Lessee shall pay to Lessor all amounts stated below according to the timing stated below:

(1)	Amount of each rent payment during the Lease Term:

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(2)	Frequency of payments during the Lease Term: Monthly

(3)	Timing of payments during the Lease Term: In arrears

5.	END-OF-TERM PURCHASE OPTION. If Lessee elects the purchase option under Section 24 of the Master Lease, then no later than 10 days prior to the Expiration Date, Lessee shall pay (a) an amount equal to the End of Term Purchase Price as set forth below, plus (b) any other amounts then due under the Lease (including the costs or expenses of Lessor, if any, in connection with such purchase):

End of Term Purchase Price: $1.00

6.	TITLE TO EQUIPMENT; QUIET POSSESSION. Lessee agrees that Lessor is the lawful owner of the Equipment and that good and marketable title to the Equipment shall remain with Lessor at all times. Lessee at its sole expense will protect and defend Lessor's good and marketable title to the Equipment against all claims and demands whatsoever except for Liens created directly by Lessor. This Schedule is intended to be a lease transaction. Lessee shall have no right, title or interest in any of the Equipment except the right to peacefully and quietly hold and use the Equipment in accordance with the terms of the Lease during the Lease Term unless and until an Event of Default shall occur.

7.	TAX REPRESENTATIONS. Lessee agrees that: (a) Lessee does not have, and the Lease will not create for Lessee, any equity or ownership interest in the Equipment; and (b) the Equipment has been placed in service by Lessee as of the Acceptance Date.

8.	CONDITIONS. No lease of Equipment under this Schedule shall be binding on Lessor, and Lessor shall have no obligation to purchase any Equipment, unless at the time of execution: (a) Lessor has received evidence of all required insurance; (b) in Lessor's sole judgment, there has been no material adverse change in the financial condition or business of Lessee; (c) Lessee has signed and delivered to Lessor this Schedule, which must be satisfactory to Lessor, and Lessor has signed and accepted this Schedule; (d) no change in the Uniform Commercial Code or any regulation thereunder, which in Lessor's sole judgment would adversely affect the economics to Lessor of the lease transaction, shall have occurred or shall appear to be imminent; (e) Lessor has received, in form and substance satisfactory to Lessor, such other documents and information as Lessor shall reasonably request; and (f) Lessee has satisfied all other reasonable conditions established by Lessor.

9.	OTHER DOCUMENTS: EXPENSES. Lessee agrees to sign and deliver to Lessor any additional documents deemed desirable by Lessor to effect the terms of the Master Lease or this Schedule including, without limitation, Uniform Commercial Code financing statements which Lessor is authorized to file with the appropriate filing officers. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact with full power and authority in the place of Lessee and in the name of Lessee to prepare, sign, amend, file or record any Uniform Commercial Code financing statements or other documents deemed desirable by Lessor to perfect, establish or give notice of Lessor's (as applicable) interests in the Equipment or in any collateral as to which Lessee has granted Lessor a security interest. The signing or filing of Uniform Commercial Code financing statements and other recordings are undertaken as a precaution only since the parties intend this Schedule to be a lease transaction. Lessee shall pay upon Lessor's written request, any actual out-of-pocket costs and expenses paid or incurred by Lessor (as applicable) in connection with the above terms of this section or the funding and closing of this Schedule.

10.	PROVISIONAL SECURITY INTEREST. This Schedule is intended to be a lease transaction, not a secured debt financing transaction. If despite the intentions of Lessee and Lessor a court determines that this Schedule is a secured debt financing transaction and not a lease transaction, then in such event, Lessee hereby grants to Lender a first priority security interest in all of Lessee's right, title and interest in the Equipment, whether now existing or hereafter acquired, and in all Proceeds (as defined below) thereof as collateral security for payment and performance of all Secured Obligations (as defined below). "Secured Obligations" means (a) all payments and other obligations of Lessee under or in connection with this Schedule, and (b) all payments and other obligations of Lessee (whether now existing or hereafter incurred) under or in connection with the Master Lease and all present and future Lease Schedules thereto. "Proceeds" means all cash and non-cash proceeds of the Equipment including, without limitation, proceeds of insurance, indemnities and/or warranties.

11.	PURCHASE ORDERS AND ACCEPTANCE OF EQUIPMENT. LESSEE EXPRESSLY AGREES THAT THIS SCHEDULE IS A "FINANCE LEASE" UNDER ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN DELAWARE. Lessee agrees that (i) Lessor has not selected, manufactured, sold or supplied any of the Equipment, (ii) Lessee has selected all of the Equipment and its suppliers, and (iii) Lessee has received a copy of, and approved, the purchase orders or purchase contracts for the Equipment. AS BETWEEN LESSEE AND LESSOR, LESSEE AGREES THAT: (a) LESSEE IRREVOCABLY ACCEPTS ALL EQUIPMENT FOR PURPOSES OF THE LEASE "AS-IS, WHERE-IS" WITH ALL FAULTS; AND (b) LESSEE UNCONDITIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO REVOKE ITS ACCEPTANCE OF THE EQUIPMENT.

[The next page is the signature page.]

LESSEE HAS READ AND UNDERSTOOD ALL OF THE TERMS OF THIS SCHEDULE. LESSEE AGREES THAT THERE ARE NO ORAL OR UNWRITTEN AGREEMENTS WITH LESSOR OR LENDER REGARDING THE EQUIPMENT OR THIS SCHEDULE.

LESSEE		LESSOR

By:	/s/ Peter Wall	By:	/s/ Alex Mashinsky

Title:	CEO	Title:	Ceo

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